Exhibit 99.3

Basis of Presentation of Unaudited Pro Forma Condensed Consolidated Financial Information -

      These pro forma financial statements have been prepared to give effect to the completed acquisition of substantially all of the assets and certain liabilities of Proxim Corporation and its subsidiaries Proxim Wireless Networks, Inc. and Proxim International Holdings, Inc. (collectively, "Proxim").

      The following unaudited pro forma condensed combined financial statements present the effects of the Proxim acquisition under the purchase method of accounting in accordance with FASB Statement 141, Business Combinations. Under the purchase method of accounting, the purchase price is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based on their estimated fair values with the remainder allocated to goodwill. The estimated fair values contained herein are preliminary in nature, and may not be indicative of the final purchase price allocation. Such preliminary estimates of fair values of the assets and liabilities of Proxim have been consolidated with the recorded values of the assets and liabilities of Terabeam in the unaudited pro forma condensed consolidated financial statements.

      The accompanying unaudited pro forma condensed combined balance sheet assumes that the acquisition took place as of March 31, 2005. The unaudited pro forma condensed combined balance sheet combines the unaudited condensed consolidated balance sheets of Terabeam as of March 31, 2005 and Proxim as of April 1, 2005.

      The accompanying unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2005 combines the unaudited condensed consolidated statement of operations for the three months ended March 31, 2005 for Terabeam and April 1, 2005 for Proxim. For purposes of this unaudited pro forma condensed combined statement of operations, the acquisition of Proxim is assumed to have occurred as of January 1, 2004.

      The accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2004 combines the unaudited condensed consolidated statement of operations for the twelve months ended December 31, 2004 for Terabeam and Proxim. For purposes of this unaudited pro forma condensed combined statement of operations, the acquisition of Proxim is assumed to have occurred as of January 1, 2004.

      The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not necessarily indicative of the operating results or financial position that actually would have occurred if the acquisition had been consummated as of the date indicated, nor are they necessarily indicative of future operating results or financial position.

      The pro forma adjustments are based on the latest information available, and are subject to change based upon final allocations of the purchase price.

      These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes of Terabeam and Proxim included in this filing or otherwise available.

                        Pro Forma Combined Balance Sheet
                                 March 31, 2005
                                 (in thousands)
                                  (unauditied)

                                                                        Terabeam       Proxim     Pro Forma             Pro Forma
                                                                      (Registrant)    (Target)    Adjustments   Notes    Combined
                                                                      ------------   ----------   -----------   -----   ----------
Assets
Current assets:
  Cash and cash equivalents ........................................   $   34,984    $   12,117      (24,300)     A     $   22,801
  Investment securities - available-for-sale .......................        3,584            --           --                 3,584
  Accounts receivable, net .........................................        2,884         5,522         (495)     A          7,911
  Refundable income taxes ..........................................            2            --                                  2
  Inventory ........................................................        7,533        10,470       (5,472)     A         12,531
  Prepaid expenses, other current assets ...........................          499         2,507       (2,335)     A            671
                                                                      -----------    ----------   ----------    -----   ----------
    Total current assets ...........................................       49,486        30,616      (32,602)               47,500
Property and equipment, net ........................................        2,456         5,407       (1,925)     B          5,938
Other Assets: ......................................................            0
Restricted cash ....................................................        5,138            --                              5,138
Goodwill - Proxim acquisition ......................................          565                                 C            565
Goodwill ...........................................................        5,830         9,726       (9,726)     D          5,830
Intangible assets, Proxim acquisition ..............................       14,800                                 E         14,800
Intangible assets, net .............................................       11,717         9,227       (9,227)     F         11,717
Deposits, other assets .............................................           97           385         (268)     G            214
                                                                       ----------    ----------   ----------            ----------
    Total other assets .............................................   $   22,782    $   19,338       (3,856)           $   38,264
                                                                       ----------    ----------   ----------            ----------
    Total assets ...................................................   $   74,724    $   55,361      (38,383)           $   91,702
                                                                       ==========    ==========   ==========            ==========
Liabilities and Stockholders' Equity
Current liabilities:

  Accounts payable and accrued expenses ............................   $    5,364    $    6,469       (3,375)     H     $   15,208
  Capital lease obligations, current ...............................           --           619         (619)     I             --
  Accrued royalties and interest, current ..........................           --        11,559      (11,559)     I             --
  Other accrued liabilities ........................................           --        20,490      (13,256)     H          7,134
   Convertible bridge notes ........................................           --        10,000      (10,000)     I             --
  Deferred revenue .................................................          148            --           --                   148
  Current maturities of notes payable ..............................        2,779            --           --                 2,779
                                                                       ----------    ----------   ----------            ----------
    Total current liabilities ......................................   $    8,291    $   49,137      (32,159)           $   25,269
 Capital lease obligations, long-term ..............................           --            14          (14)     J             --
Accrued royalties, long-term .......................................           --         4,401       (4,401)     J             --
Long-term debt .....................................................           --           101         (101)     J             --
Restructuring accruals, long-term ..................................           --         6,444       (6,444)     J             --
Common stock warrants ..............................................           --           151         (151)     J             --
Series C mandatorily redeemable convertible preferred stock ........           --        41,559      (41,559)     J             --
Notes payable, net of current maturities ...........................        1,345            --           --                 1,345
                                                                       ----------    ----------   ----------            ----------
    Total liabilities ..............................................   $    9,636    $  101,807      (84,829)           $   26,614
Commitments and contingencies
Mandatorily redeemable convertible preferred stock: authorized
  24,600,000 shares;  no shares issued and outstanding at March 31,
  2005 (Proxim) ....................................................           --            --           --                    --
Stockholders' Equity
  Preferred stock, $0.01 par value; authorized 4,500,000, none
    issued at March 31, 2005 and December 31, 2004 .................           --            --           --                    --
  Common stock, $0.01 par value, 100,000,000 shares authorized,
    22,412,724 issued and outstanding at March 31, 2005 and
    22,845,847 issued with 22,345,847 outstanding  at
    December 31, 2004 ..............................................          224           380         (380)     K            224
  Common stock, Class B, par value $.01; authorized 1,000,000 share: no shares issued and outstanding at March 31,
    2005 (Proxim) ..................................................           --            --           --                    --
  Additional paid-in capital .......................................       58,559       482,086     (482,086)     K         58,559
  Retained earnings (Accumulated deficit) ..........................        6,307      (505,239)     505,239      K          6,307
  Treasury stock ...................................................           --       (21,585)      21,585      K             --
  Deferred stock compensation ......................................           --        (1,559)       1,559      K             --
  Motes receivable from stockholders ...............................           --          (529)         529      K             --
  Accumulated other comprehensive income:
  Net unrealized gain (loss) on available-for-sale securities ......           (2)           --           --                    (2)
                                                                       ----------    ----------   ----------            ----------
    Total stockholders' equity .....................................   $   65,088    $  (46,446)      46,446            $   65,088
                                                                       ----------    ----------   ----------            ----------
    Total liabilities and stockholders' equity .....................   $   74,724    $   55,361      (38,383)           $   91,702
                                                                       ==========    ==========   ==========            ==========

  See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                   Pro Forma Combined Statement of Operations
                    For the Three Months Ended March 31, 2005
                   (in thousands, except for per share data)
                                  (unauditied)

                                               Terabeam       Proxim      Pro Forma             Pro Forma
                                             (Registrant)    (Target)     Adjustments   Notes    Combined
                                             ------------   ----------    -----------  -------  ----------
Revenues ..................................   $    6,597    $   25,375            --            $   31,972
Cost of goods sold ........................        3,319        17,188           231      L         20,276
                                              ----------    ----------    ----------            ----------
  Gross profit ............................        3,278         8,187           231                11,696
Operating expenses:
  Selling, General and administrative .....        3,505        10,311           343      M         14,159
  Research and development ................          771         4,709          (380)     N          5,100
  Legal expense for certain litigation ....           --            54           (54)     O             --
  Amortization of intangible assets .......           --           957          (957)     O             --
  Amortization of deferred stock comp .....           --           229          (229)     O             --
  Restructuring charges ...................           --           410          (410)     O             --
                                              ----------    ----------    ----------            ----------

    Total operating expenses ..............        4,276        16,670        (1,687)               19,259

Operating income (loss) ...................         (998)       (8,483)        1,918                (7,563)
  Other income (expenses):
  Interest income .........................          221            --            --                   221
  Interest expense ........................          (66)       (1,446)        1,408      P           (104)
  Other income (loss) .....................         (118)        2,176        (2,176)     Q           (118)
                                              ----------    ----------    ----------            ----------

    Total other income (expenses) .........           37           730          (768)                   (1)

  Loss before income taxes ................         (961)       (7,753)        1,150                (7,564)
  Benefit (provision) for income taxes ....           (9)           --            --                    (9)
                                              ----------    ----------    ----------            ----------
Net loss ..................................   $     (970)   $   (7,753)   $    1,150            $   (7,573)
                                              ----------    ----------    ----------            ----------
Weighted average shares - basic and diluted       22,401        31,684       (31,684)               22,401
Net loss per share, basic and diluted .....   $    (0.04)   $    (0.24)           --            $    (0.34)

  See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                   Pro Forma Combined Statement of Operations
                      For the Year Ended December 31, 2004
                    (in thousands, except for per share data)
                                   (unaudited)

                                                         Terabeam         Proxim        Pro Forma               Pro Forma
                                                       (Registrant)      (Target)      Adjustments     Notes     Combined
                                                       ------------    ------------    ------------   -------  ------------
Revenues ...........................................   $     22,897    $    113,724    $         --            $    136,621
Cost of goods sold .................................         13,414          72,090           3,537      R           89,041
                                                       ------------    ------------    ------------            ------------
  Gross profit .....................................          9,483          41,634          (3,537)                 47,580
Operating expenses:
  Selling, General and administrative ..............          5,506          45,806           1,256      S           52,568
  Research and development .........................          9,976          19,095          (1,439)     T           27,632
  Legal expense for certain litigation .............             --           1,121          (1,121)     U               --
  Amortization of intangible assets ................             --          17,916         (17,916)     U               --
  Impairment of goodwill and other intangible assets             --          12,233         (12,233)     U               --
  Restructuring charges ............................             --           2,095          (2,095)     U               --
                                                       ------------    ------------    ------------            ------------
      Total operating expenses .....................   $     15,482    $     98,266    $    (33,548)           $     80,200
                                                       ------------    ------------    ------------            ------------
Operating income (loss) ............................         (5,999)        (56,632)         30,011                 (32,620)
Other income (expenses):
  Interest income ..................................            810              --              --                     810
  Interest expense .................................           (209)         (4,406)          4,406      V             (209)
  Gain on sale of Phazar stock .....................          3,882              --              --                   3,882
  Other income .....................................            168          13,110         (13,418)     W             (140)
                                                       ------------    ------------    ------------    -----   ------------
      Total other income (expenses) ................   $      4,651    $      8,704    $     (9,012)           $      4,343
                                                       ------------    ------------    ------------            ------------
  Loss before income taxes .........................         (1,348)        (47,928)         20,999                 (28,277)
  Benefit (provision) for income taxes .............              2            (799)             --                    (797)
                                                       ------------    ------------    ------------            ------------
Net loss ...........................................   $     (1,346)   $    (48,727)   $     20,999            $    (29,074)
                                                       ------------    ------------    ------------            ------------
Accretion of Series A preferred stock obligations ..             --          (5,460)          5,460      X               --
Accretion of SeriesB preferred stock obligations ...             --          (1,546)          1,546      X               --
Induced conversion charge ..........................             --         (44,000)         44,000      X               --
                                                       ------------    ------------    ------------            ------------
Net loss attributed to stockholders ................   $     (1,346)   $    (99,733)   $     72,005            $    (29,074)
                                                       ============    ============    ============            ============
  Weighted average shares - basic and diluted ......         19,792          15,539         (15,539)                 19,792
    Net loss per share, basic and diluted ..........   $      (0.07)   $      (6.42)   $         --            $      (1.47)
                                                       ============    ============    ============            ============

  See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

  Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

1.    Purchase Price

      On July 27, 2005, Terabeam Wireless, the business name of YDI Wireless, Inc. ("Terabeam"), completed its purchase of substantially all of the assets of Proxim Corporation and its subsidiaries Proxim Wireless Networks, Inc. and Proxim International Holdings, Inc. (collectively, "Proxim") pursuant to an asset purchase agreement dated as of July 18, 2005. Under the terms of the asset purchase agreement, Terabeam acquired and assumed most of the domestic and foreign operations of Proxim for a cash purchase price of approximately $25,200,000, subject to certain adjustments, liability assumptions, and deductions. At the closing, Terabeam assumed specified obligations of Proxim, including specified employee-related obligations. The preliminary purchase price after adjustments is approximately $24,300,000. The purchase price adjustments totaled approximately $900,000 and were comprised principally of contractual adjustments to certain critical vendors.

      The preliminary purchase price allocation is as follows (in thousands):

                   Cash .........................   $    384
                   Accounts receivable ..........      5,027
                   Inventory ....................      4,998
                   Other current assets .........        171
                   Property and equipment .......      3,483
                   Other long term assets .......        117
                   Identifiable intangible assets     14,800
                   Goodwill .....................        565
                   Accounts payable .............       (844)
                   Other accrued liabilities ....     (4,401)
                                                    --------
                   Total adjusted purchase price    $ 24,300
                                                    ========

      The amount allocated to identifiable intangible assets was determined by an independent appraisal using established valuation techniques in the high-technology communications industry. For the purposes of these unaudited pro forma condensed combined consolidated financial statements, goodwill originating from the acquisition of Proxim has not been amortized in accordance with the guidance contained in the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standard No. 142 ("SFAS 142") "Goodwill and Other Intangible Assets". Other intangible assets are being amortized over their useful life.

    Goodwill ...................................   $  565   Not amortizable
    Trademarks and trade names .................    2,100        Indefinite
    Developed technology .......................    5,600           8 years
    Customer contracts and related relationships    7,100           6 years

2.    Pro forma adjustments to the condensed consolidated financial statements

Pro Forma Combined Balance Sheet at March 31, 2005:

      A. Current assets - to adjust Proxim current assets to fair market values at acquisition. Please note that the pro forma balance sheet is presented as if the acquisition occurred as of March 31, 2005. However, as of the actual acquisition date of July 27, 2005, Proxim's cash balance was approximately $384K. As a result, Terabeam did not acquire the actual cash balance of Proxim shown in the March 31, 2005 pro forma balance sheet.

      B. Property and equipment - to adjust Proxim property and equipment to appraised fair market value at acquisition.

      C. Goodwill, Proxim acquisition - to record goodwill from Proxim acquisition.

      D.    Goodwill - to eliminate Proxim Corporation historical goodwill.

      E. Intangible assets, Proxim acquisition - to record the identifiable intangible assets acquired in the Proxim transaction.

      F. Intangible assets - to eliminate Proxim Corporation historical intangible assets.

      G. Deposits, other assets - to adjust Proxim other assets to fair market value at acquisition.

      H. Accounts payable and other accrued liabilities - to adjust Proxim liabilities to the fair market value of liabilities acquired in the Proxim transaction.

      I. Other current liabilities - to eliminate all Proxim Corporation current liabilities not assumed by Terabeam.

      J.    Long-term   liabilities  -  to  eliminate  all  Proxim   Corporation
            long-term liabilities not assumed by Terabeam.

      K.    Stockholders'   equity  -  to  eliminate   all  Proxim   Corporation
            stockholders' equity.

Pro Forma Combined Statement of Operations for Three Months Ended March 31, 2005

      L. Cost of goods sold - eliminate royalty charges for contracts not acquired and reduce related Proxim depreciation expense to reflect the fair market value of the acquired assets.

      M. Selling, general and administrative - reduce related Proxim depreciation expense of $128 K to reflect the fair market value of the acquired assets. Increased by $471 K related to the amortization of intangible assets from the current acquisition.

      N. Research and development - reduce related Proxim depreciation expense to reflect the fair market value of the acquired assets. Eliminates expense for India research and development group not acquired by Terabeam.

      O. Other operating expenses - eliminate all Proxim expenses related to certain litigation, amortization of intangible assets, deferred stock compensation, and restructuring charges to reflect assets and liabilities not acquired by Terabeam.

      P. Interest expense - eliminate interest for debt and preferred stock not acquired by Terabeam.

      Q. Other income - eliminate warrant income from Proxim warrants not acquired by Terabeam.

Pro Forma Combined Statement of Operations for Year Ended December 31, 2004

      R. Cost of goods sold - increased by eliminating litigation settlement benefit recorded by Proxim in 2004. Reduced by eliminating royalty charges and settlement benefit for contracts not acquired, and by adjusting related Proxim depreciation expense to reflect the fair market value of the acquired assets.

      S. Selling, general and administrative - reduced by related Proxim depreciation expense of $627 K to reflect the fair market value of the acquired assets. Increased by $1.9 million related to the amortization of intangible assets from the Proxim acquisition.

      T. Research and development - reduce related Proxim depreciation expense to reflect the fair market value of the acquired assets. Eliminates expense for India research and development group not acquired by Terabeam.

      U. Other operating expenses - eliminate all Proxim expenses related to certain litigation, amortization of intangible assets, impairment of goodwill, and restructuring charges to reflect assets and liabilities not acquired by Terabeam.

      V. Interest expense - eliminate interest for debt and preferred stock not acquired by Terabeam.

      W. Other income - eliminate warrant income from Proxim warrants not acquired by Terabeam.

      X.    Induced conversion charge,  accretion of preferred stock obligations
            - eliminate charges for Accretion of Series A and Series B preferred stock obligations and Induced conversion charge.